8

Exhibit 99.4

KELLY SERVICES, INC.

2005 RESULTS OF OPERATIONS BY SEGMENT

(In thousands of dollars)

	First Qtr.	Second Qtr.	Third Qtr.	Fourth Qtr.	Full Year
Revenue from Services:
Americas - Commercial	$657,867	$692,077	$714,290	$746,509	$2,810,743
Americas - PTSA	251,211	260,851	265,939	273,462	1,051,463

Americas - Total	909,078	952,928	980,229	1,019,971	3,862,206

International - Commercial	286,765	304,885	310,952	311,266	1,213,868
International - PTSA	25,674	27,305	28,034	29,271	110,284

International - Total	312,439	332,190	338,986	340,537	1,324,152

Consolidated Total	$1,221,517	$1,285,118	$1,319,215	$1,360,508	$5,186,358

Gross Profit Rate:
Americas - Commercial	15.0%	14.9%	14.9%	14.9%	14.9%
Americas - PTSA	16.6	16.4	16.2	15.9	16.3
Americas - Total	15.4	15.3	15.3	15.2	15.3

International - Commercial	17.7	17.9	17.6	17.0	17.5
International - PTSA	24.2	24.7	24.0	23.4	24.0
International - Total	18.2	18.5	18.2	17.5	18.1

Consolidated Total	16.1%	16.1%	16.0%	15.8%	16.0%

Expense Rate:
Americas - Commercial	12.3%	11.9%	11.6%	11.4%	11.8%
Americas - PTSA	12.1	11.7	11.3	11.4	11.6
Americas - Total	12.3	11.8	11.5	11.4	11.7

International - Commercial	19.2	18.1	17.1	17.2	17.9
International - PTSA	26.0	25.3	24.8	23.6	24.9
International - Total	19.8	18.7	17.8	17.8	18.5

Consolidated Total	15.6%	15.1%	14.7%	14.5%	15.0%

Earnings (Loss) from Operations:
Americas - Commercial	$17,298	$20,815	$23,513	$26,481	$88,107
Americas - PTSA	11,331	12,240	13,150	12,160	48,881

Americas - Total	28,629	33,055	36,663	38,641	136,988

International - Commercial	(4,384)	(515)	1,520	(783)	(4,162)
International - PTSA	(451)	(159)	(237)	(74)	(921)

International - Total	(4,835)	(674)	1,283	(857)	(5,083)

Corporate Expense	(17,301)	(19,250)	(20,682)	(20,919)	(78,152)

Consolidated Total	$6,493	$13,131	$17,264	$16,865	$53,753